RELEASE AGREEMENT
                                -----------------


         THIS RELEASE AGREEMENT (the "Agreement"), is made as of December 6, 1999 by and among ZIONS CREDIT CORPORATION, VDC COMMUNICATIONS, INC. AND VDC TELECOMMUNICATIONS, INC.

                                    RECITALS:
                                    ---------

         WHEREAS, the parties to this Agreement wish to resolve certain matters between them.

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

         1.       Payment.   Contemporaneously   with   the  delivery   of  this
Agreement to Zions Credit Corporation ("Zions"), VDC Communications, Inc. ("VDC") and VDC Telecommunications, Inc. ("VDC Telecommunications") shall deliver to Zions an aggregate of TEN DOLLARS ($10.00).

         2.       Release and Certain Covenants.

                  2.1 Zions and all of its subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and assigns, do hereby fully and forever remise, release, acquit and forever discharge VDC, VDC Telecommunications and their parent corporations, subsidiaries, affiliates, predecessors, successors, assigns, and all of their present and former officers, directors, shareholders, employees, agents, representatives, attorneys, insurers, and all of the foregoing's present and former officers, directors, partners, principals, employees, shareholders, trustees, attorneys, insurers, and their respective spouses, successors, heirs, executors, estates, administrators, representatives, attorneys and agents (collectively, the "Released Parties"), from and against all claims, causes of action, demands, or suits of any kind, known or unknown, arising out of or related in any way to the Master Finance Lease by and between Zions, VDC Corporation Ltd. and VDC Telecommunications, dated November 3, 1998 (including an Equipment Schedule by and between Zions, VDC and VDC Telecommunications dated November 3, 1998) which Zions, its subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and/or assigns had, now have, or may in the future have whatsoever, in law or in equity or otherwise.

                  2.2 Zions for itself and each of its subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and assigns covenants and agrees that neither it, nor any person, organization or other entity on its or their behalf, will file, charge, claim, sue or cause or permit to be filed, charged or claimed

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

any action for legal or equitable relief (including damages, injunctive, declaratory, monetary or other relief) involving any matter within the scope of the Release in Section 2.

                  2.3 Zions for itself and each of its subsidiaries, affiliates, officers, directors, shareholders, agents, attorneys, representatives, predecessors, successors and assigns covenants and agrees that neither it, nor any person, organization or other entity on its or their behalf will provide any assistance or advisory services efforts (unless required by law or compelled by legal process) to any third parties in connection with any disputes, claims or legal proceedings between such third parties and the Released Parties, or any one of them.

                  2.4 Zions represents and warrants that: (1) the execution, delivery and performance of this Agreement are within the powers of Zions, have been duly authorized and will not constitute or result in a breach or default under, or conflict with, any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which Zions is a party or by which it is bound; this Agreement constitutes the legal, valid and binding obligation of Zions, enforceable in accordance with its terms; and (2) Zions has not sold, assigned, transferred, conveyed, or otherwise disposed of any of the claims within the scope of the Release in Section 2.

                  2.5 Zions shall indemnify and hold harmless the Released Parties, and each one of them, from and against all damages, expenses, costs and attorneys' fees which the Released Parties, or any one of them, may suffer or incur by reason of breach of any of the provisions of this Agreement or the inaccuracy of Section 2.4 hereof.

         3.       Miscellaneous.

                  3.1 If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

                  3.2 This Agreement may not be changed except in writing signed by the person(s) against whose interest such change shall operate.

                  3.3 This Agreement shall be construed in accordance with the laws of the State of Connecticut. Zions acknowledges that it has read this Agreement and has received the advice of counsel with respect hereto.

                  3.4      This  Agreement  may   be   executed   by   facsimile
signature.

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

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


Sworn and Subscribed to                        ZIONS CREDIT CORPORATION
before me this 6th  day of
December, 1999.                                By:/s/Norman Weldon
                                                  -------------------
                                                     Signature
                                               Norman Weldon
                                               -------------
                                               Print Name
/s/ unreadable
--------------
         Notary Public                         VP
                                               -------------
                                               Title


Sworn and Subscribed to                        VDC COMMUNICATIONS, INC.
before me this 6th day of
December, 1999.                                By:/s/ Frederick A. Moran
                                                  ----------------------
                                                      Frederick A. Moran
                                                      Chairman & CEO

/s/ Joan Moran
--------------
         Notary Public



Sworn and Subscribed to                        VDC TELECOMMUNICATIONS, INC.
before me this 6th day of
December, 1999                                 By:/s/ Frederick A. Moran
                                                  ----------------------
                                                      Frederick A. Moran
                                                      President

/s/ Joan Moran
--------------
         Notary Public

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